UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 2, 2004
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                                BriteSmile, Inc.
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             (Exact name of registrant as specified in its charter)


                                      Utah
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         (State or other jurisdiction of incorporation or organization)


         0-17594                                   87-0410364
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  (Commission file number)             (I.R.S. Employer Identification No.)



   490 North Wiget Lane
   Walnut Creek, California                              94598
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Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (925) 941-6260





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         (Former name or former address, if changed since last report)


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Item 5.    Other Events

Private Placement

On January 2, 2004, the Company completed a private offering (the "Offering") of its common stock, par value $0.001 per share ("Common Stock"). The Offering involved selling a total of 369,577 restricted shares (the "Shares") to eight accredited investors and their affiliated funds (the "Investors"). None of the Investors was affiliated with the Company before the completion of the Offering. The Company sold the Shares for $23 per share, yielding gross proceeds of approximately $8.5 million. Proceeds from the Offering will be used to retire the $2 million bridge loan from LCO Investments Limited reported in the Company's Current Report on Form 8-K filed on November 28, 2003 and for working capital purposes. The Company agreed to file a registration statement covering the shares purchased in the Offering. Adams, Harkness & Hill, Inc. acted as placement agent for the Offering.

5-For-2 Stock Split

On January 2, 2004, the Company announced a 5-for-2 stock split of its Common Stock with each shareholder of record on January 16, 2004 (the "Record Date") being entitled to receive 5 shares of Common Stock of the Company for each 2 shares of Common Stock held as of the Record Date.


Item 7.  Exhibits.

Exhibit No.                        Description
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(99)              Press Release dated January 2, 2004 (filed herewith).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      BriteSmile, Inc.


                          By:         /s/ John Dong
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                                      John Dong
                                      Chief Financial Officer


Date: January 5, 2004




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                                  EXHIBIT INDEX


Exhibit No.
Under Reg.                                                    Sequential
S-K, Item 601               Description                       Page Number
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(99)            Press Release dated January 2, 2004 (filed herewith)